AMENDMENT NUMBER ONE
TO THE SUSAN KAIN EMPLOYMENT AGREEMENT

This amendment number one (“Amendment 1”), effective as of July 16, 2008 (the “Amendment 1 Effective Date”), amends the Employment Agreement dated December 18, 2007 between Zoo Games, Inc. (f/k/a “Destination Software, Inc.”) (“Zoo”) and Susan Kain Jurgensen (“Kain”), in full force and effect as of the date hereof (the “Employment Agreement”). This Amendment 1, when fully executed, shall constitute the further understanding between the parties with respect to the Employment Agreement, as follows:

Sections 3 B (i) and (ii) of the Employment Agreement are hereby deleted. In Sections 3 B (iii) and (iv) of the Employment Agreement, “$750,000” is hereby deleted and replaced with “$500,000”.

Section 3 B is further amended to include the following: “Employee shall be eligible to receive additional bonuses as determined by the Board of Directors of GSIS.”

Except as expressly or by necessary implication modified or amended by this Amendment 1, the terms of the Employment Agreement are hereby ratified and confirmed without limitation or exception. Capitalized terms used in this Amendment 1 and not otherwise defined shall have the same meaning ascribed to them as set forth in the Employment Agreement.

The parties hereto have executed this Amendment 1, which shall be effective as of the Amendment 1 Effective Date.

Zoo Games, Inc.		Susan Kain Jurgensen

By:	/s/ Susan Kain-Jurgensen	/s/ Susan Kain-Jurgensen

Name:	Susan Kain-Jurgensen

Title:	President